Exhibit 10.2
EMPLOYMENT AMENDING AGREEMENT
THIS AGREEMENT, made as of the 1st day of January, 2009.
BETWEEN:
ONCOGENEX TECHNOLOGIES INC. a corporation incorporated under the laws of Canada and having an office at Vancouver, British Columbia
(together with any subsidiaries hereinafter referred to as the “Company”).
OF THE FIRST PART
AND:
CAMERON LAWRENCE, an individual residing in Vancouver, British Columbia
(hereinafter referred to as the “Employee”)
OF THE SECOND PART
WHEREAS the Company and the Employee entered into an employment agreement dated October 14, 2008 (the “Employment Agreement”) relating to the employment of the Employee;
AND WHEREAS the Company regularly reviews its compensation programs and benchmarks compensation against industry pay practices;
AND WHEREAS the annual bonus structure for the Employee’s position is currently above market rates;
AND WHEREAS the Company and the Employee wish to amend the terms of the Employment Agreement as provided herein;
NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:
1.	CONSTRUCTION
Terms having a capitalized first letter and not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement.

2.	AMENDMENT
2.1 Article 3.3 of the Employment Agreement is hereby deleted and replaced with the following:
“3.3
The Employee shall be eligible to participate in any bonus plans (“Bonus”) offered by the Company to its Employees in accordance with the terms thereof as established by the Board and as amended from time to time. Initially, the Employee shall be eligible for a Bonus constituting 15% of the Base Salary. The Bonus shall be based on annual corporate objectives as established by the Board and annual personal objectives as established by the Employee’s supervisor, each of which shall be communicated to the Employee annually by December 31 in the year preceding the year in which the milestones pertain. At the same time, the allocation of bonus potential between corporate and personal objectives for the upcoming year will be communicated to the Employee.”

3.	GENERAL
The Employee acknowledges that he has had the opportunity to receive independent legal advice regarding the execution of this Agreement and that he understands the contents of this Agreement and that he is executing the same voluntarily and without pressure from the Company or anyone on its behalf.
The Employment Agreement as amended by this Agreement comprises the entire agreement between the parties with respect to the Employee’s employment by the Company. For clarity, except as modified by this Agreement, the Employment Agreement remains unamended and in full force and effect between the parties to this Agreement. This Agreement may not be amended or modified except by written amendment signed between the parties hereto.
This Agreement may be executed by the parties in separate counterparts and by facsimile, each of which such counterparts when so executed and delivered shall be deemed to constitute one and the same instrument.
IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

ONCOGENEX TECHNOLOGIES INC.
Per:	/s/ Stephen Anderson
(Authorized Signatory)

/s/ Stephen Anderson	/s/ Cameron Lawrence
Witness	CAMERON LAWRENCE